CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use of our report dated April 30,1999, on the March 31, 1999 financial statements of the Vintage Mutual Funds., referred to therein, which is incorporated by reference, in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A, File No. 33-87498 as filed with the Securities and Exchange Commission.




McGladrey & Pullen, LLP

New York, New York
February 18, 2000